Exhibit 99.1

Herbalife Ltd. Announces Second Quarter 2015 Results and Raises Full Year Guidance

  Second quarter adjusted1 EPS of $1.24 per diluted share exceeded guidance of $1.05 - $1.15; reported EPS of $0.97 per diluted share
  Raises FY’15 adjusted diluted EPS guidance to a range of $4.50 to $4.70; up from previous range of $4.30 to $4.60
  Reported worldwide net sales of $1.2 billion declined 11% due to unfavorable impact of currency exchange rates; net sales excluding currency impact grew 1% compared to prior year period
  Cash flow from operations of $197.6 million increased 26% compared to prior year period

LOS ANGELES--(BUSINESS WIRE)--August 5, 2015--Herbalife Ltd. (NYSE: HLF) reported second quarter net sales of $1.2 billion. Local currency net sales grew by 1%, while reported net sales declined 11% primarily due to the continuing unfavorable impact of currency exchange rates. Adjusted1 earnings for the quarter were $1.24 per diluted share compared to $1.55 per diluted share for the same period in 2014. On a reported basis, second quarter net income was $82.8 million, or $0.97 per diluted share, compared to $119.5 million, or $1.31 per diluted share for the same period in 2014. Second quarter 2015 diluted EPS was negatively impacted by a $0.412 currency fluctuation.

For the quarter ended June 30, 2015, the company generated $197.6 million in net operating cash flow, and invested $16.2 million in capital expenditures.

The company is raising its adjusted diluted EPS guidance for the year to a range of $4.50 to $4.70, from the previous range of $4.30 to $4.60.

Michael Johnson, chairman and CEO, stated, “The second quarter continued the improving trends we saw in the previous quarter in terms of sales volumes and key sales leader metrics, and we believe we will see these positive trends continue through the second half of the year.”

Johnson continued, “Our Members around the world are more excited and engaged than ever as we invest in innovative new products and enhance our marketing and infrastructure to support their businesses and ensure we are putting customers first in all we do. We continue to see what we believe is the positive impact of the changes we implemented and remain confident that we are creating an even stronger platform for sustainable growth that will deliver long-term value for our shareholders.”

Second Quarter and 2015 Key Metrics3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	2Q'15	Yr/Yr % Chg	2Q'15	Yr/Yr % Chg
North America	305.4	-9%	75,856	0%
Asia Pacific	271.2	-15%	75,051	0%
EMEA	228.3	4%	71,221	26%
Mexico	219.9	-5%	64,600	0%
South & Central America	173.1	-16%	57,868	-7%
China	164.0	38%	23,906	28%
Worldwide Total	1,361.9	-5%	356,357	5%

Regional Net Sales and Foreign Exchange (“FX”) Impact

	Reported Net Sales	Growth/Decline	Growth/Decline
Region	2Q '15 (mil)	including FX	excluding FX
North America	$230.0	-8%	-8%
Asia Pacific (ex. China)	$239.1	-22%	-17%
EMEA	$193.8	-15%	8%
Mexico	$129.2	-13%	2%
South & Central America	$133.5	-34%	0%
China	$236.7	39%	39%
Worldwide Total	$1,162.3	-11%	1%
____________________
[1] See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.
[2] Excludes the impact of Venezuela price increases tied to foreign exchange rate movements.
[3] Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.
[4] Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

2015 Outlook

Guidance for the third quarter includes an unfavorable impact from currency exchange rates of approximately $0.40 per diluted share, inclusive of approximately $0.13 resulting from Venezuela. Full year 2015 guidance includes a currency headwind of approximately $1.40 per diluted share, including approximately $0.45 from Venezuela.

Based on current business trends the company’s third quarter 2015 and full year 2015 guidance is as follows:

	Three Months Ending		Twelve Months Ending
	September 30, 2015		December 31, 2015
	Low	High	Low	High
Volume Point Growth vs 2014	(4.0%)	(1.0%)	(4.0%)	(1.0%)
Net Sales Growth vs 2014	(10.0%)	(7.0%)	(9.5%)	(6.5%)
Adjusted Diluted EPS	$1.00	$1.10	$4.50	$4.70
Cap Ex ($ millions)	$40.0	$50.0	$110.0	$130.0
Effective Tax Rate	28.5%	30.5%	28.0%	30.0%
Currency Adjusted(a) Net Sales Growth vs 2014	1.0%	4.0%	0.5%	3.5%
Currency Adjusted EPS (a)	$1.40	$1.50	$5.90	$6.10
Free Cash Flow ($ millions) (b)			$470.0	$490.0

(a) Excludes the impact of Venezuela price increases tied to FX rate movements.
(b) Free Cash Flow equals Cash Flow from operations less Capital Expenditures.

Guidance excludes the impact of legal and advisory services and expenses relating to challenges to the company’s business model, including expenses related to regulatory inquiries, the impact of non-cash interest costs associated with the company’s convertible notes and the expenses incurred related to the effort to recover costs related to the re-audits that occurred in 2013. Forward guidance is based on the average daily exchange rates of the first two weeks of July. With respect to Venezuela, the guidance assumes a SIMADI rate of 198 to 1 for the remainder of 2015 and excludes the potential impact of the recent and any future devaluation of the Venezuelan Bolivar and future repatriation, if any, of existing cash balances in Venezuela.

Second Quarter 2015 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, August 5, 2015 at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (706) 634-5671 for international callers (conference ID 74088923). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 74088923). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a 35-year-old global nutrition company that sells weight-management, nutrition and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries to and through a network of independent members. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  restrictions imposed by covenants in our credit facility;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

North America	$230.0	$250.6	$456.7	$498.4
Mexico	129.2	148.6	252.8	291.3
South and Central America	133.5	203.3	295.2	448.0
EMEA	193.8	227.3	380.2	438.5
Asia Pacific	239.1	306.3	481.9	586.7
China	236.7	170.1	400.9	305.9
Worldwide net sales	1,162.3	1,306.2	2,267.7	2,568.8
Cost of Sales (5)	229.3	257.2	444.7	508.3
Gross Profit	933.0	1,049.0	1,823.0	2,060.5
Royalty Overrides	318.7	390.8	641.7	772.5
Selling, General and Administrative Expenses (6)	470.5	461.9	901.9	964.0
Operating Income	143.8	196.3	279.4	324.0
Interest Expense, net	23.7	21.4	45.2	36.4
Other Expense, net (7)	-	-	2.3	3.2
Income before income taxes	120.1	174.9	231.9	284.4
Income Taxes	37.3	55.4	70.9	90.2
Net Income	$82.8	$119.5	$161.0	$194.2

Basic Shares	82.6	86.1	82.5	90.7
Diluted Shares	85.2	91.2	84.8	95.9

Basic EPS	$1.00	$1.39	$1.95	$2.14
Diluted EPS	$0.97	$1.31	$1.90	$2.02

Dividends declared per share	$-	$-	$-	$0.30

(5) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2015, Cost of Sales includes $0.3 million and $1.7 million of inventory write downs related to Venezuela for the three and six months ended June 30, 2015, respectively.

(6) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2015, Selling, General and Administrative Expenses includes $0.3 million and $32.9 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SIMADI rate for the three and six months ended June 30, 2015, respectively; and $0.2 million and $86.3 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SICAD I rate for the three and six months ended June 30, 2014.

(7) As discussed in Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2015, Other Expense, net relates to the impairment of investments in Bolivar-denominated bonds.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	Jun 30,	Dec 31,
	2015	2014

ASSETS
Current Assets:
Cash & cash equivalents	$749.6	$645.4
Receivables, net	96.5	83.6
Inventories	321.9	377.7
Prepaid expenses and other current assets	192.6	186.1
Deferred income tax assets	100.1	100.6
Total Current Assets	1,460.7	1,393.4

Property, net	347.3	366.7
Deferred compensation plan assets	28.9	27.4
Other assets	147.1	152.8
Deferred financing cost, net	23.8	22.0
Marketing related intangibles and other intangible assets, net	310.3	310.4
Goodwill	97.0	102.2
Total Assets	$2,415.1	$2,374.9

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$83.5	$72.4
Royalty overrides	232.7	251.0
Accrued compensation	96.4	69.6
Accrued expenses	262.5	252.1
Current portion of long-term debt	293.5	100.0
Advance sales deposits	98.6	70.0
Income taxes payable	30.3	59.7
Total Current Liabilities	1,097.5	874.8

Non-current liabilities
Long-term debt, net of current portion	1,389.5	1,711.7
Deferred compensation plan liability	44.4	42.9
Deferred income tax liabilities	11.9	15.3
Other non-current liabilities	68.2	64.6
Total Liabilities	2,611.5	2,709.3

Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	426.3	409.1
Accumulated other comprehensive loss	(118.4)	(78.2)
Accumulated deficit	(504.4)	(665.4)
Total Shareholders' Deficit	(196.4)	(334.4)

Total Liabilities and Shareholders' Deficit	$2,415.1	$2,374.9

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	6/30/2015	6/30/2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$161.0	$194.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.0	44.8
Excess tax benefits from share-based payment arrangements	(1.5)	(6.7)
Share-based compensation expenses	23.9	23.4
Non-cash interest expense	25.5	19.0
Deferred income taxes	(2.5)	(7.8)
Inventory write-downs	17.7	12.4
Foreign exchange transaction (gain) loss	(12.3)	2.5
Foreign exchange loss from Venezuela currency devaluation	32.9	86.1

Impairments and write-downs relating to Venezuela currency devaluation	4.0	3.2
Other	9.3	0.5
Changes in operating assets and liabilities:
Receivables	(24.4)	(1.2)
Inventories	16.5	(2.4)
Prepaid expenses and other current assets	6.4	(50.7)
Other assets	(10.1)	(4.6)
Accounts payable	16.8	13.0
Royalty overrides	(9.3)	(12.1)
Accrued expenses and accrued compensation	50.1	16.7
Advance sales deposits	31.8	20.9
Income taxes	(26.6)	(8.2)
Deferred compensation plan liability	1.5	4.6
NET CASH PROVIDED BY OPERATING ACTIVITIES	358.7	347.6
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(39.9)	(105.5)
Proceeds from sale of property, plant and equipment	0.1	-
Investments in Venezuelan bonds	(0.1)	(7.6)
Other	5.6	-
NET CASH (USED IN) INVESTING ACTIVITIES	(34.3)	(113.1)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(30.4)
Dividends received	-	3.4
Payments for Capped Call Transactions	-	(123.8)
Proceeds from senior convertible notes	-	1,150.0

Principal payments on senior secured credit facility and other debt	(163.8)	(37.5)

Issuance costs relating to long-term debt and senior convertible notes	(6.2)	(28.9)
Share repurchases	(9.1)	(1,277.9)
Excess tax benefits from share-based payment arrangements	1.5	6.7
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	0.9	2.0
NET CASH (USED IN) FINANCING ACTIVITIES	(176.7)	(336.4)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(43.5)	(97.6)
NET CHANGE IN CASH AND CASH EQUIVALENTS	104.2	(199.5)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	645.4	973.0
CASH AND CASH EQUIVALENTS, END OF PERIOD	$749.6	$773.5

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (Dollars in Thousands, Except Per Share Data)

In addition to its reported results, the company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
	(in millions)

Net income, as reported	$82.8	$119.5	$161.0	$194.2
Remeasurement and impairment losses relating to Venezuela (8) (9)	(0.4)	2.6	24.8	69.2

Expenses incurred responding to attacks on the company's business model (8) (10)	4.8	5.6	7.7	8.9
Expenses related to Regulatory inquiries (8) (11)	3.7	3.1	5.8	3.8
Expenses incurred for the recovery of re-audit fees (8)	0.3	0.4	0.4	0.4

Foreign exchange loss (gain) from Euro/USD exposure on intercompany balances (8) (12)	3.3	-	(6.8)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (13)	11.1	10.2	21.5	16.0
Net income, as adjusted	$105.6	$141.4	$214.4	$292.5

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

Diluted earnings per share, as reported	$0.97	$1.31	$1.90	$2.02
Remeasurement and impairment losses relating to Venezuela (8) (9)	-	0.03	0.29	0.72

Expenses incurred responding to attacks on the company's business model (8) (10)	0.06	0.06	0.09	0.09
Expenses related to Regulatory inquiries (8) (11)	0.04	0.03	0.07	0.04
Expenses incurred for the recovery of re-audit fees (8)	-	-	-	-

Foreign exchange loss (gain) from Euro/USD exposure on intercompany balances (8) (12)	0.04	-	(0.08)	-
Non-cash interest expense and amortization of non-cash issuance costs (8) (13)	0.13	0.11	0.25	0.17
Diluted earnings per share, as adjusted (14)	$1.24	$1.55	$2.53	$3.05

(8) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The company plans to update the income tax impact of these items in subsequent interim reporting periods.

(9) Net of $1.0 million tax benefit and $2.3 million tax expense for the three months ended June 30, 2015 and 2014, respectively; and net of $12.1 million and $20.3 million tax benefit for the six months ended June 30, 2015 and 2014, respectively.

(10) Net of $2.3 million and $2.4 million tax benefit for the three months ended June 30, 2015 and 2014, respectively; and net of $3.7 million and $3.4 million tax benefit for the six months ended June 30, 2015 and 2014, respectively.

(11) Net of $2.1 million and $2.0 million tax benefit for the three months ended June 30, 2015 and 2014, respectively; and net of $3.4 million and $2.3 million tax benefit for the six months ended June 30, 2015 and 2014, respectively.

(12) Net of $2.1 million tax benefit and $0.6 million tax expense for the three and six months ended June 30, 2015, respectively.
(13) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(14) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	6/30/2015	12/31/2014
	(in millions)

Total long-term debt (current and long-term portion)	$1,683.0	$1,811.7
Less: Cash and cash equivalents	749.6	645.4
Net debt	$933.4	$1,166.3

CONTACT:
Herbalife Ltd.
Media Contact:
Julian Cacchioli
VP, Corporate Communications
213.745.0519
or
Investor Contact:
Alan Quan
VP, Investor Relations
213.745.0541